EXHIBIT 4.28

                          Management Agreement between

                 Chase Management Ltd. and Centrasia Mining Corp

                            dated September 14, 2005



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            THIS MANAGEMENT AGREEMENT dated as of September 14,2005.

BETWEEN:

                  CHASE MANAGEMENT LTD., a body corporate, duly incorporated under the laws of the Province of British Columbia, and having its place of business at #1305 - 1090 West Georgia Street, in the City of Vancouver, in the Province of British Columbia;

                  (hereinafter called the "Manager")
                                                               OF THE FIRST PART
AND:

                  CENTRASIA MINING CORP., a body corporate, duly incorporated under the laws of the province of British Columbia and having its place of business at 300-1055 West Hastings Street in the City of Vancouver, in the Province of British Columbia;

                  (hereinafter called the "Company")
                                                              OF THE SECOND PART

WHEREAS:

A. The Manager provides financial, accounting and management services (the "Professional Services") as hereinafter specified, at #1305 - 1090 West Georgia Street in the City of Vancouver, in the Province of British Columbia ("Office Location");

B.       The Company requires Professional Services.

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants and agreements hereinafter reserved and contained on the part of the Company to be paid, observed and performed, the Manager hereby agrees to provide Professional Services for a period of one year commencing on the first day of 14th day of September, 2005 and terminating on the last day of September 2006. Thereafter, this agreement shall continue in effect from year to year unless terminated by either party upon sixty (60) days notice in writing.

         AND IT IS FURTHER UNDERSTOOD AND AGREED that the Manager and the Company hereby covenant and agree as follows:

MANAGER COVENANTS

1. The Manager covenants to provide the following Professional Services to the Company at the Office Location as hereinafter set out:

         (a)      general   regulatory  filing   assistance   including  routine
                  securities filings;



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                                      -2-



         (b)      daily accounting services as required;
         (c)      preparation of quarterly financial statements;
         (d)      secretarial and word processing services;
         (e) office electronic equipment inclusive of typewriters and computers; and
         (f)      preparation and mailing of quarterly reports.

COMPANY COVENANTS

2. The Company covenants and agrees to pay to the Manager the amount of $3,000 per month for the Professional Services within 30 days of billing thereof.

3. The Company hereby covenants and agrees to pay to the Manager all costs and disbursements (the "Disbursement Costs") incurred by the Manager for or on behalf of the Company including long distance charges, courier charges, photocopier and telefax charges, mail services and any such other charges normally associated directly and indirectly with the operation of the Company's business at a cost equal to the actual cost of the disbursements.

4. The Disbursement Costs shall be paid by the Company to the Manager within five (5) business days of presentation of an invoice from the Manager.

5. In the event that the Company requests the Manager to provide services (the "Additional Services") to the Company in addition to the Professional Services, the Manager will provide such Additional Services to the Company, at market rates and on market terms and conditions. The Company covenants and agrees to pay to the Manager the amount invoiced for such Additional Services within 30 days of billing thereof.

GENERAL COVENANTS

5. The Manager and the Company hereby agree that this Agreement shall enure to the benefits of and be binding upon their respective heirs, executors, administrators, successors and assigns.

6. The Manager shall use its best efforts to carry out the proper performance of its obligations hereunder, provided however that neither the manager nor its servants shall be held liable or accountable for any act or deed or failure to perform any act or deed whether as a result of negligence or otherwise.

7. The Manager acknowledges that all employees of the Manager who perform work for the Company under this Agreement or any other agreement are in fact employees of the Manager and will not represent themselves as employees of the Company.

8. The Manager will provide additional management functions including preparation for annual audits, non-routine securities filings and legal assistance, corporate representations, property acquisitions and public relations. These services are separate and are not included in the Professional Services package and will be billed to the Company at the current hourly charge-out rate for the Manager's employees.


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                                      -3-


NOTICES

9. Any notices to be given by either party to the other shall be well and sufficiently given if delivered personally or if sent by registered mail, postage prepaid, to the parties hereto as follows:

If to the Company:         CENTRASIA MINING CORP.
                           300- 1055 West Hastings Street
                           Vancouver, BC
                           V6E 2E9



If to the Manager:         CHASE MANAGEMENT LTD.
                           #1305 - 1090 West Georgia Street
                           Vancouver, BC
                           V6E 3V7

or to such other address or addresses as the parties hereto may notify to the other from time to time in writing. Such notice shall be deemed to have been given at the time of delivery, if delivered in person, or forty-eight (48) hours from the date of posting in a post office in Vancouver, British Columbia.

COUNTERPARTS

10. This Agreement may be executed in two or more counterparts or facsimile counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.


The Corporate Seal of      )
CHASE MANAGEMENT LTD.      )
was hereunto affixed in    )
the presence of:           )
                           )
                           )
/s/ Nick DeMare            )                    c/s
-----------------------    )
                           )


The Corporate Seal of      )
CENTRASIA MINING CORP.     )
was hereunto affixed in    )
the presence of:           )
                           )
/s/ Doug Turnbull          )                    c/s
----------------------     )
                           )

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